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                                                                       EXHIBIT 7



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Accounting and actuarial experts" in the Prospectus and to the inclusion of our reports dated February 11, 2000, with respect to the financial statements included in the Annual Report of John Hancock Variable Life Account S and dated March 10, 2000 with respect to the financial statements included in the Annual Report of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 3 to the Registration Statement (Form S-6, No. 333-15075).

                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP


Boston, Massachusetts
April 26, 2000